UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California
95002
(Address of principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a) TiVo Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Meeting”) on July 11, 2016. At the Meeting, a total of 87,282,204 shares, or 87.54% of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy. At the Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 27, 2016. Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.
(b) Proposal 1: To elect the following nominees as directors to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Stockholders:

	Total Votes			Total
	FOR	AGAINST	ABSTAIN	Broker Non-Votes
William P. Cella	45,717,769	27,251,297	263,872	14,049,266
Jeffrey T. Hinson	67,630,583	5,346,896	255,459	14,049,266
Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017:

Total Votes
FOR	86,382,759
AGAINST	695,105
ABSTAIN	204,340
Proposal 3:  To approve the reservation of an additional 2,000,000 shares of our common stock for issuance pursuant to the Employee Stock Purchase Plan;

Total Votes
FOR	71,859,298
AGAINST	1,079,224
ABSTAIN	294,416
Broker Non-Votes	14,049,266
Proposal 4:  To vote on an advisory resolution to approve the named executive officers compensation.

Total Votes
FOR	22,487,581
AGAINST	50,357,393
ABSTAIN	387,964
Broker Non-Votes	14,049,266

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: July 13, 2016	By:	/s/ Naveen Chopra
		Name:	Naveen Chopra
		Title:	Interim Chief Executive Officer
(Principal Executive Officer)